Perrigo Reports Record First Quarter Revenue, Adjusted Earnings And Margins

-- Fiscal first quarter net sales of $933 million, up 21%.

-- Fiscal first quarter adjusted earnings per diluted share increased 20% to $1.52; GAAP earnings per diluted share increased 5% to $1.18.

-- Expanded adjusted gross and operating margins 190 basis points and 120 basis points, respectively, both quarterly records.

-- GAAP gross margin expanded 110 basis points, while GAAP operating margin contracted 110 basis points

ALLEGAN, Mich., Oct. 31, 2013 /PRNewswire/ -- Perrigo Company (NYSE: PRGO; TASE) today announced results for its first quarter ended September 28, 2013.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO)

Perrigo's Chairman and CEO Joseph C. Papa commented, "We are off to a great start to fiscal 2014. The strength of our business model was clearly evident this quarter. Every segment experienced double-digit organic sales growth, with 13% consolidated organic revenue growth. We are working hard to close the acquisition of Elan Corporation by the end of this calendar year and believe we will continue to be in a great position to deliver shareholder value."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information. The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (in millions, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	First Quarter Ended	First Quarter Ended	YoY
	9/28/2013	9/29/2012	% Change

Net Sales	$933.4	$769.8	+21.3%
Reported Net Income	$111.4	$105.6	+5.5%
Adjusted Net Income	$143.9	$119.5	+20.4%
Reported Diluted EPS	$1.18	$1.12	+5.1%
Adjusted Diluted EPS	$1.52	$1.27	+20.0%
Diluted Shares	94.7	94.3	+0.4%

First Quarter Results

Net sales in the quarter were $933 million, an increase of 21% over the first quarter of fiscal 2013, driven primarily by $64 million attributable to the Sergeant's Pet Care Products Inc., Rosemont Pharmaceuticals Ltd., Velcera, Inc. and Fera Pharmaceuticals, LLC acquisitions, new product sales of $54 million and strong base business growth of $46 million. Excluding charges as outlined in Table I at the end of this release, first quarter fiscal 2014 adjusted net income increased 20% to $144 million, or $1.52 per share. Reported net income increased 5% to $111 million, or $1.18 per diluted share, as improved operating performance was partially offset by $0.31 per diluted share in amortization and transaction-related costs in the first quarter of fiscal 2014.

Consumer Healthcare

Consumer Healthcare Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	First Quarter Ended	First Quarter Ended	YoY
	9/28/2013	9/29/2012	% Change

Net Sales	$538.5	$450.4	+19.5%
Reported Gross Profit	$176.9	$145.8	+21.3%
Adjusted Gross Profit	$180.3	$146.9	+22.8%
Reported Operating Income	$89.9	$79.3	+13.4%
Adjusted Operating Income	$96.0	$81.6	+17.7%

Reported Gross Margin	32.9%	32.4%	+50 bps
Adjusted Gross Margin	33.5%	32.6%	+90 bps
Reported Operating Margin	16.7%	17.6%	-90 bps
Adjusted Operating Margin	17.8%	18.1%	-30 bps

Consumer Healthcare segment net sales increased 20% to $538 million driven primarily by $42 million attributable to the acquisitions of Sergeant's and Velcera, an increase in sales of existing products of $40 million (analgesics and cough/cold categories) and new product sales of $17 million (cough/cold and smoking cessation categories). These combined increases were partially offset by a decline of $7 million in sales of existing products (primarily contract category) and $3 million in discontinued products.

Adjusted gross margin expanded 90 basis points due to new products, acquisitions and strong volumes/product mix. Adjusted operating margin declined 30 basis points due primarily to incremental operating expenses from the Sergeant's and Velcera acquisitions and the absence of an indemnification settlement received in the prior year.

Nutritionals

Nutritionals Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	First Quarter Ended	First Quarter Ended	YoY
	9/28/2013	9/29/2012	% Change

Net Sales	$129.0	$103.4	+24.8%
Reported Gross Profit	$30.8	$25.8	+19.3%
Adjusted Gross Profit	$33.9	$28.9	+17.4%
Reported Operating Income	$7.7	$3.9	+97.8%
Adjusted Operating Income	$15.1	$11.2	+34.8%

Reported Gross Margin	23.9%	25.0%	-110 bps
Adjusted Gross Margin	26.3%	27.9%	-170 bps
Reported Operating Margin	6.0%	3.8%	+220 bps
Adjusted Operating Margin	11.7%	10.8%	+90 bps

The Nutritionals segment reported first quarter net sales of $129 million, compared with $103 million a year ago, an increase of 25%. All product categories within the segment grew year-over-year, existing product sales increased $21 million and new product sales were $5 million.

First quarter adjusted gross margin decreased due primarily to product mix and higher relative production costs, while the adjusted operating margin was favorably impacted by operating expense efficiencies.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	First Quarter Ended	First Quarter Ended	YoY
	9/28/2013	9/29/2012	% Change

Net Sales	$203.6	$162.9	+25.0%
Reported Gross Profit	$112.5	$86.7	+29.8%
Adjusted Gross Profit	$128.5	$95.1	+35.2%
Reported Operating Income	$83.1	$68.5	+21.3%
Adjusted Operating Income	$103.1	$76.9	+34.1%

Reported Gross Margin	55.2%	53.2%	+200 bps
Adjusted Gross Margin	63.1%	58.4%	+480 bps
Reported Operating Margin	40.8%	42.0%	-120 bps
Adjusted Operating Margin	50.6%	47.2%	+340 bps

The Rx Pharmaceuticals segment first quarter net sales increased 25% to $204 million due primarily to incremental net sales of $23 million from the Rosemont and Fera acquisitions, new product sales of $15 million and product mix.

Adjusted gross margin increased due primarily to product mix and acquisitions. Adjusted operating margin expanded year-over-year on the gross margin expansion, offset by higher distribution, selling, general and administrative costs due to the inclusion of Rosemont.

API

API Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	First Quarter Ended	First Quarter Ended	YoY
	9/28/2013	9/29/2012	% Change

Net Sales	$43.2	$36.4	+18.5%
Reported Gross Profit	$29.8	$21.4	+39.6%
Adjusted Gross Profit	$30.3	$21.8	+39.0%
Reported Operating Income	$22.4	$13.3	+68.3%
Adjusted Operating Income	$22.9	$13.8	+66.4%

Reported Gross Margin	69.1%	58.7%	+1,040 bps
Adjusted Gross Margin	70.3%	59.9%	+1,040 bps
Reported Operating Margin	52.0%	36.6%	+1,540 bps
Adjusted Operating Margin	53.1%	37.8%	+1,530 bps

The API segment's net sales increased by 18% to $43 million due primarily to new product sales of $17 million offset by a decrease in existing product sales of $11 million due to increased competition on select products.

Gross and operating margins were positively impacted by new product sales referred to above and lower employee-related costs.

Other

The Other category reported first quarter net sales of $19 million, a year-over-year increase of 15%, due primarily to increased volumes and the impact of favorable changes in foreign currency exchange rates.

Adjusted operating income was approximately $2 million, representing an increase in adjusted operating margin of 360 basis points from last year due to product mix.

Closing

Chairman, President and CEO Joseph C. Papa concluded, "We are energized by the strong start to the fiscal year and are working hard on executing all of the important Elan transaction milestones, seasonal production ramp-ups and product launches over the next months. Our unique business model is a terrific foundation for our exciting future."

Guidance Reaffirmed

As previously reported, excluding the impact of the acquisition of Elan Corporation, adjusted earnings per diluted share is expected to be between $6.35 and $6.60 per diluted share as compared to $5.61 in fiscal 2013. This range implies a year-over-year growth rate in adjusted earnings of 13% to 18% over fiscal 2013's adjusted earnings per diluted share. Management continues to expect the acquisition of Elan Corporation to be at least $0.10 accretive to the adjusted earnings per share of standalone Perrigo in fiscal 2014 and between $0.70 and $0.80 accretive in fiscal 2015, including synergies (1).

Annual EPS GAAP Information

The GAAP equivalent of the adjusted earnings per share guidance is $5.38 and $5.63 per diluted share as compared to $4.68 in fiscal 2013. As scheduled in Table III, this range includes $0.13 per share associated with actual adjustments incurred through September 28, 2013 and other than amortization of acquisition related intangibles, does not include any other adjustments that may be realized from this date to the Company's year-end.

Conference Call Agenda

The conference call at 11:00 a.m. (ET) will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#75354490. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Thursday, October 31, until midnight Friday, November 8, 2013. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 75354490.

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company, based in Allegan, Michigan, has grown to become a leading global healthcare supplier. The Company develops, manufactures and distributes over-the-counter ("OTC") and generic prescription ("Rx") pharmaceuticals, nutritional products and active pharmaceutical ingredients ("API") and is the world's largest manufacturer of OTC pharmaceutical products for the store brand market. Perrigo's mission is to offer uncompromised "quality, affordable healthcare products™", and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as certain other markets throughout the world, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

No Offer or Solicitation

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE OR EXCHANGE, ANY SECURITIES OR THE SOLICITATION OF ANY VOTE OR APPROVAL IN ANY JURISDICTION, NOR SHALL THERE BE ANY SALE, ISSUANCE, EXCHANGE OR TRANSFER OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

Important Additional Information has been and will be filed with the SEC

New Perrigo has filed with the SEC a registration statement on Form S-4 containing a joint proxy statement of Elan and Perrigo that also constitutes a prospectus of New Perrigo. The registration statement was declared effective by the SEC on October 9, 2013. Each of Perrigo and Elan has commenced mailing to its stockholders or shareholders the definitive joint proxy statement/prospectus. In addition, each of New Perrigo, Perrigo and Elan has filed and will file with the SEC other documents with respect to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PERRIGO AND ELAN ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by New Perrigo, Perrigo and Elan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New Perrigo and Perrigo are available free of charge on Perrigo's internet website at www.perrigo.com or by contacting Perrigo's Investor Relations Department at +1-269-686-1709. Copies of the documents filed with the SEC by Elan are available free of charge on Elan's internet website at www.elan.com or by contacting Elan's Investor Relations Department at +1-800-252-3526.

Participants in the Solicitation

Perrigo, Elan and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Transaction Agreement, entered into by New Perrigo, Perrigo and Elan on July 28, 2013 (the "Transaction Agreement"). Information about the directors and executive officers of Elan is set forth in its Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which was filed with the SEC on February 12, 2013, its Report on Form 6-K, which was filed with the SEC on February 28, 2013, its Report on Form 6-K, which was filed with the SEC on April 25, 2013 and its Report on Form 6-K, which was filed with the SEC on June 5, 2013. Information about the directors and executive officers of Perrigo is set forth in its Annual Report on Form 10-K for the fiscal year ended June 29, 2013, which was filed with the SEC on August 15, 2013, its Annual Report on Form 10-K/A for the fiscal year ended June 29, 2013, which was filed with the SEC August 28, 2013, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on September 26, 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus filed with the SEC and will be contained in other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This announcement includes certain 'forward looking statements' within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of each of Perrigo and New Perrigo, their respective expectations relating to the transactions contemplated by the Transaction Agreement and their respective future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about Perrigo's, New Perrigo's or their respective managements' beliefs and expectations, are forward looking statements. Words such as 'believes', 'anticipates', 'estimates', 'expects', 'intends', 'aims', 'potential', 'will', 'would', 'could', 'considered', 'likely', 'estimate' and variations of these words and similar future or conditional expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements.

Examples of such forward looking statements include, but are not limited to: statements about expected benefits and risks associated with the transactions contemplated by the Transaction Agreement, projections or expectations of profit attributable to shareholders, including estimated synergies, anticipated provisions or write-downs, economic profit, dividends, capital structure or any other financial items or ratios; statements of plans, objectives or goals of Perrigo, New Perrigo, Elan or the combined business following the transactions contemplated by the Transaction Agreement; statements about the future trends in tax or interest rates, liquidity, foreign exchange rates, stock market levels and demographic trends and any impact that those matters may have on Perrigo, New Perrigo, Elan or the combined company following the transactions contemplated by the Transaction Agreement; statements concerning any future Irish, UK, US or other economic or regulatory environment or performance; statements about strategic goals, competition, regulation, regulatory approvals, dispositions and consolidation or technological developments in the healthcare and life sciences industry; and statements of assumptions underlying such statements.

While Perrigo and New Perrigo believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Perrigo's and New Perrigo's control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Perrigo's and New Perrigo's current expectations depending upon a number of factors affecting Perrigo's business, New Perrigo's business, Elan's business and risks associated with acquisition transactions. These factors include, among others: the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the transactions contemplated by the Transaction Agreement; subsequent integration of the transactions contemplated by the Transaction Agreement and the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Transaction Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Transaction Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Transaction Agreement); access to available financing (including financing for the transactions contemplated by the Transaction Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for Perrigo's, New Perrigo's and Elan's products; changes in tax laws or interpretations that could increase Perrigo's or the combined company's consolidated tax liabilities; and such other risks and uncertainties detailed in Perrigo's periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in Perrigo's Form 10-K for the fiscal year ended June 29, 2013, in Perrigo's subsequent filings with the SEC and in other investor communications of Perrigo or New Perrigo from time to time.

The forward-looking statements in this announcement are made only as of the date hereof, and unless otherwise required by applicable securities laws, each of Perrigo and New Perrigo disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Irish Takeover Rules

The Perrigo directors accept responsibility for all the information contained in this announcement. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

No statement in this announcement is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo or New Perrigo, as appropriate.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may from the date of this communication have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

No statement in this announcement is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo or New Perrigo, as appropriate.

Unless otherwise defined, capitalized terms in this announcement have the meaning given to them in the announcement dated July 29th 2013 made by Perrigo pursuant to rule 2.5 of the Irish Takeover Rules.

Financial Adviser

Barclays, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Perrigo and no one else in connection with the matters described herein and will not be responsible to anyone other than Perrigo for providing the protections afforded to its clients or for providing advice in relation to the matters described in this announcement or any transaction or any other matters referred to herein.

(1) The synergy and earning enhancement statement should not be construed as a profit forecast or interpreted to mean that New Perrigo's earnings in the current, or any subsequent financial period, would necessarily match or be greater than or be less than those of Perrigo and / or Elan for the relevant financial period or any other period.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	September 28, 2013	September 29, 2012

Net sales	$ 933.4	$ 769.8
Cost of sales	577.1	484.5
Gross profit	356.3	285.3

Operating expenses
Distribution	13.2	10.8
Research and development	32.3	27.4
Selling and administration	129.0	90.5
Restructuring	2.1	—
Total operating expenses	176.6	128.7

Operating income	179.7	156.6

Interest, net	21.4	15.9
Other expense (income), net	1.0	(0.1)
Income before income taxes	157.3	140.8
Income tax expense	45.9	35.2
Net income	$ 111.4	$ 105.6

Earnings per share
Basic earnings per share	$ 1.18	$ 1.13
Diluted earnings per share	$ 1.18	$ 1.12

Weighted average shares outstanding
Basic	94.2	93.6
Diluted	94.7	94.3

Dividends declared per share	$ 0.09	$ 0.08

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)
(unaudited)

	Three Months Ended
	September 28, 2013	September 29, 2012
Net income	$ 111.4	$ 105.6
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	(9.2)	1.5
Foreign currency translation adjustments	36.6	5.4
Post-retirement liability adjustments, net of tax	(0.1)	(0.1)
Other comprehensive income, net of tax	27.3	6.8
Comprehensive income	$ 138.7	$ 112.4

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 28, 2013	June 29, 2013	September 29, 2012
Assets
Current assets
Cash and cash equivalents	$ 816.6	$ 779.9	$ 632.0
Accounts receivable, net	702.6	651.9	584.0
Inventories	721.4	703.9	598.8
Current deferred income taxes	52.7	47.1	45.8
Income taxes refundable	4.9	6.1	4.3
Prepaid expenses and other current assets	69.0	48.0	35.8
Total current assets	2,367.2	2,236.9	1,900.7
Property and equipment	1,316.6	1,290.4	1,135.5
Less accumulated depreciation	(625.5)	(609.0)	(555.2)
	691.1	681.4	580.3
Goodwill and other indefinite-lived intangible assets	1,190.3	1,174.1	822.4
Other intangible assets, net	1,140.1	1,157.6	711.1
Non-current deferred income taxes	22.2	20.3	14.6
Other non-current assets	97.9	80.5	88.3
	$ 5,508.8	$ 5,350.8	$ 4,117.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 303.5	$ 382.0	$ 307.0
Short-term debt	6.1	5.0	1.6
Payroll and related taxes	75.6	82.1	57.9
Accrued customer programs	159.3	131.7	122.5
Accrued liabilities	124.1	95.6	79.7
Accrued income taxes	33.7	11.6	21.2
Current deferred income taxes	—	0.2	—
Current portion of long-term debt	41.2	41.2	40.0
Total current liabilities	743.5	749.4	629.9
Non-current liabilities
Long-term debt, less current portion	1,936.0	1,927.8	1,329.8
Non-current deferred income taxes	124.5	127.8	26.3
Other non-current liabilities	234.9	213.2	166.1
Total non-current liabilities	2,295.4	2,268.8	1,522.2
Shareholders' Equity
Controlling interest:
Preferred stock, without par value, 10 million shares authorized	—	—	—
Common stock, without par value, 200 million shares authorized	546.1	538.5	512.7
Accumulated other comprehensive income	104.3	77.0	46.2
Retained earnings	1,818.8	1,715.9	1,405.0
	2,469.2	2,331.4	1,963.9
Noncontrolling interest	0.7	1.2	1.4
Total shareholders' equity	2,469.9	2,332.6	1,965.3
	$ 5,508.8	$ 5,350.8	$ 4,117.4

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$ 2.3	$ 2.1	$ 2.2
Working capital	$ 1,623.7	$ 1,487.5	$ 1,270.8
Preferred stock, shares issued and outstanding	—	—	—
Common stock, shares issued and outstanding	94.3	94.1	93.8

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	September 28, 2013	September 29, 2012
Cash Flows From (For) Operating Activities
Net income	$ 111.4	$ 105.6
Adjustments to derive cash flows
Non-cash restructuring charges	1.9	—
Depreciation and amortization	47.7	33.4
Share-based compensation	5.9	4.8
Income tax benefit from exercise of stock options	1.8	2.0
Excess tax benefit of stock transactions	(7.2)	(13.3)
Deferred income taxes	(14.6)	(3.5)
Subtotal	146.9	129.0

Changes in operating assets and liabilities
Accounts receivable	(45.7)	(6.7)
Inventories	(12.0)	(48.1)
Accounts payable	(67.6)	(12.6)
Payroll and related taxes	(8.6)	(32.3)
Accrued customer programs	27.5	6.4
Accrued liabilities	21.2	2.7
Accrued income taxes	34.6	15.7
Other	2.4	(9.2)
Subtotal	(48.2)	(84.1)
Net cash from operating activities	98.7	44.9

Cash Flows (For) From Investing Activities
Proceeds from sale of land	4.6	—
Additions to property and equipment	(40.4)	(14.8)
Net cash for investing activities	(35.8)	(14.8)

Cash Flows (For) From Financing Activities
Borrowings of short-term debt, net	1.1	1.5
Borrowings of long-term debt	—	0.6
Deferred financing fees	(24.8)	—
Excess tax benefit of stock transactions	7.2	13.3
Issuance of common stock	3.5	4.1
Repurchase of common stock	(7.3)	(12.2)
Cash dividends	(8.5)	(7.5)
Net cash for financing activities	(28.8)	(0.2)
Effect of exchange rate changes on cash	2.6	(0.4)
Net increase in cash and cash equivalents	36.7	29.5
Cash and cash equivalents, beginning of period	779.9	602.5
Cash and cash equivalents, end of period	$ 816.6	$ 632.0

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$ 1.7	$ 2.1
Interest received	$ 0.2	$ 1.3
Income taxes paid	$ 22.1	$ 20.5
Income taxes refunded	$ 0.8	$ 0.5

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 933.4	$ —		$ 933.4	$ 769.8	$ —		$ 769.8	21%	21%
Cost of sales	577.1	23.5	(a)	553.7	484.5	13.3	(a)	471.2	19%	17%
Gross profit	356.3	23.5		379.7	285.3	13.3		298.6	25%	27%

Operating expenses
Distribution	13.2	—		13.2	10.8	—		10.8	23%	23%
Research and development	32.3	—		32.3	27.4	—		27.4	18%	18%
Selling and administration	129.0	20.9	(a,b,c)	108.0	90.5	7.4	(a,f)	83.2	42%	30%
Restructuring	2.1	2.1	(d)	—	—	—		—	—	—
Total operating expenses	176.6	23.1		153.5	128.7	7.4		121.3	37%	27%

Operating income	179.7	46.5		226.2	156.6	20.7		177.3	15%	28%
Interest, net	21.4	2.8	(e)	18.7	15.9	—		15.9	35%	18%
Other expense (income), net	1.0	—		1.0	(0.1)	—		(0.1)	—	—
Income before income taxes	157.3	49.3		206.5	140.8	20.7		161.5	12%	28%
Income tax expense	45.9	16.8	(g)	62.7	35.2	6.8	(g)	42.0	30%	49%
Net income	$ 111.4	$ 32.5		$ 143.9	$ 105.6	$ 13.9		$ 119.5	6%	20%

Diluted earnings per share	$ 1.18			$ 1.52	$ 1.12			$ 1.27	5%	20%

Diluted weighted average shares outstanding	94.7			94.7	94.3			94.3

Selected ratios as a percentage of net sales
Gross profit	38.2%			40.7%	37.1%			38.8%
Operating expenses	18.9%			16.4%	16.7%			15.8%
Operating income	19.3%			24.2%	20.3%			23.0%

* Amounts may not sum or cross-foot due to rounding
(a) Acquisition-related amortization
(b) Elan transaction costs of $12.0 million
(c) Litigation settlement of $2.5 million
(d) Restructuring charges related to Minnesota and Velcera
(e) Elan transaction costs
(f) Acquisition costs of $1.9 million
(g) Total tax effect for non-GAAP pre-tax adjustments

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Three Months Ended
Consumer Healthcare	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 538.5	$ —		$ 538.5	$ 450.4	$ —		$ 450.4	20%	20%
Cost of sales	361.5	3.4	(a)	358.1	304.6	1.0	(a)	303.6	19%	18%
Gross profit	176.9	3.4		180.3	145.8	1.0		146.9	21%	23%
Operating expenses	87.0	2.7	(a,b)	84.3	66.5	1.2	(a)	65.3	31%	29%
Operating income	$ 89.9	$ 6.1		$ 96.0	$ 79.3	$ 2.3		$ 81.6	13%	18%

Selected ratios as a percentage of net sales
Gross profit	32.9%			33.5%	32.4%			32.6%
Operating expenses	16.2%			15.7%	14.8%			14.5%
Operating income	16.7%			17.8%	17.6%			18.1%

Three Months Ended
Nutritionals	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 129.0	$ —		$ 129.0	$ 103.4	$ —		$ 103.4	25%	25%
Cost of sales	98.2	3.1	(a)	95.1	77.6	3.1	(a)	74.5	27%	28%
Gross profit	30.8	3.1		33.9	25.8	3.1		28.9	19%	17%
Operating expenses	23.2	4.3	(a)	18.8	22.0	4.3	(a)	17.7	5%	6%
Operating income	$ 7.7	$ 7.4		$ 15.1	$ 3.9	$ 7.3		$ 11.2	98%	35%

Selected ratios as a percentage of net sales
Gross profit	23.9%			26.3%	25.0%			27.9%
Operating expenses	17.9%			14.6%	21.2%			17.1%
Operating income	6.0%			11.7%	3.8%			10.8%

Three Months Ended
Rx Pharmaceuticals	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 203.6	$ —		$ 203.6	$ 162.9	$ —		$ 162.9	25%	25%
Cost of sales	91.1	16.0	(a)	75.1	76.3	8.4	(a)	67.9	20%	11%
Gross profit	112.5	16.0		128.5	86.7	8.4		95.1	30%	35%
Operating expenses	29.4	4.0	(a,c,d)	25.4	18.2	—		18.2	62%	40%
Operating income	$ 83.1	$ 20.0		$ 103.1	$ 68.5	$ 8.4		$ 76.9	21%	34%

Selected ratios as a percentage of net sales
Gross profit	55.2%			63.1%	53.2%			58.4%
Operating expenses	14.4%			12.5%	11.2%			11.2%
Operating income	40.8%			50.6%	42.0%			47.2%

* Amounts may not sum or cross-foot due to rounding
(a) Acquisition-related amortization
(b) Restructuring charges of $0.7 million related to Velcera
(c) Restructuring charges of $1.4 million related to Minnesota
(d) Litigation settlement of $2.5 million

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Three Months Ended
API	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 43.2	$ —		$ 43.2	$ 36.4	$ —		$ 36.4	18.5%	18%
Cost of sales	13.3	0.5	(a)	12.8	15.1	0.5	(a)	14.6	-11%	-12%
Gross profit	29.8	0.5		30.3	21.4	0.5		21.8	40%	39%
Operating expenses	7.4	—		7.4	8.0	—		8.0	-8%	-8%
Operating income	$ 22.4	$ 0.5		$ 22.9	$ 13.3	$ 0.5		$ 13.8	68%	66%

Selected ratios as a percentage of net sales
Gross profit	69.1%			70.3%	58.7%			59.9%
Operating expenses	17.1%			17.1%	22.1%			22.1%
Operating income	52.0%			53.1%	36.6%			37.8%

Three Months Ended
Other	September 28, 2013				September 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 19.1	$ —		$ 19.1	$ 16.6	$ —		$ 16.6	15%	15%
Cost of sales	12.9	0.4	(a)	12.5	11.1	0.4	(a)	10.7	17%	17%
Gross profit	6.2	0.4		6.6	5.6	0.4		5.9	12%	12%
Operating expenses	5.0	—		5.0	5.1	—		5.1	-2%	-2%
Operating income	$ 1.2	$ 0.4		$ 1.6	$ 0.4	$ 0.4		$ 0.8	178%	98%

Selected ratios as a percentage of net sales
Gross profit	32.4%			34.7%	33.4%			35.8%
Operating expenses	26.2%			26.2%	30.9%			30.9%
Operating income	6.2%			8.5%	2.6%			4.9%

* Amounts may not sum or cross-foot due to rounding
(a) Acquisition-related amortization
(b) Restructuring charges of $0.7 million related to Velcera
(c) Restructuring charges of $1.4 million related to Minnesota
(d) Litigation settlement of $2.5 million

Table III
PERRIGO COMPANY
FY 2014 GUIDANCE AND FY 2013 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2014 Guidance
FY14 adjusted diluted EPS range (1)	$6.35 - $6.60
Acquisition-related amortization (1,3)	(0.84)
FY14 GAAP equivalent range (as announced on August 15, 2013) (1)	$5.51 - $5.76
Three months ended September 28, 2013 adjustments:
Transaction charges associated with pending acquisition (2)	(0.10)
Charge associated with litigation settlement	(0.02)
Charges associated with restructuring	(0.01)
FY14 GAAP equivalent EPS range (1,2)	$5.38 - $5.63

Fiscal 2013
FY13 adjusted diluted EPS	$5.61
Acquisition-related amortization(3)	(0.668)
Charges associated with inventory step-ups	(0.077)
Charges associated with acquisition, severance and other integration-related costs	(0.061)
Charge associated with write-off of in-process R&D	(0.059)
Losses on sales of investments	(0.047)
Charge associated with restructuring	(0.018)
FY13 GAAP diluted EPS	$4.68

(1) Does not include any estimate related to the Elan transaction.
(2) Only includes Elan transaction costs expensed to date as of September 28, 2013.
(3) Amortization of acquired intangible assets related to business combinations and asset acquisitions.

Table IV
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended		Change
Consolidated	September 28, 2013	September 29, 2012%
Net sales, as reported	$ 933.4	$ 769.8	21%
Less: FY13 acquisitions(1)	(64.4)	-	-
Net sales, organic	$ 869.0	$ 769.8	13%

(1)

Net sales from the acquisitions of Sergeant's Pet Care Products, Inc., Rosemont Pharmaceuticals Ltd., Velcera, Inc. and Fera Pharmaceuticals LLC, which were acquired on Oct. 1, 2012, Feb. 11, 2013, April 1, 2013 and June 17, 2013, respectively.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Global Communications, 269-686-1709, ajshannon@perrigo.com; or Bradley Joseph, Director, Investor Relations and Global Communications, 269-686-3373, radley.joseph@perrigo.com